UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2007

SANTA FE ENERGY TRUST

(Exact name of Registrant as specified in its charter)

Texas	1-11450	76-6081498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

The Bank of New York Trust Company, N.A., Trustee

Global Corporate Trust

919 Congress Avenue

Austin, Texas  78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (800) 852-1422

Not Applicable

(Former name, former address and former fiscal
year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.  Material Modification to Rights of Security Holders.

On July 5, 2007 unitholders of Santa Fe Energy Trust (the “Trust”) approved a proposal (the “Proposal”) to extend the date by which the Trustee is required to use reasonable efforts to sell all of the net profits royalties held by the Trust from June 30, 2007 to November 30, 2007, and to extend certain related deadlines, all as described in the proxy statement relating to the special meeting at which the Proposal was considered.

ITEM 8.01.  Other Events.

On July 6, 2007 the Trust issued a press release announcing the results of the special meeting of unitholders described above.  A copy of the press release is furnished herewith and incorporated herein by reference.  A total of 3,236,179 Trust units, constituting approximately 51.37% of the total number of units outstanding, were voted in favor of the Proposal.

The information furnished pursuant to this Item 8.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	3(a)(1)	Form of Amendment to Trust Agreement of Santa Fe Energy Trust (incorporated by reference to the defnitive proxy statement filed by the registrant on May 25, 2007)
	99.1	Santa Fe Energy Trust Press Release dated July 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Fe Energy Trust

By:	The Bank of New York Trust Company N.A.,
as Trustee

By:	/s/ Mike Ulrich
Name:	Mike Ulrich
Title:	Vice President

Date:  July 6, 2007